Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-257373 on Form S-3 of our report dated March 1, 2022, relating to the consolidated financial statements of Latch, Inc., appearing in the Annual Report on Form 10-K of Latch, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 01, 2022